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                        FORM OF INDEMNIFICATION AGREEMENT

         This Indemnification Agreement ("Agreement") is effected the 1st day of October, 1997, between U.S. Vision, Inc., a Delaware corporation (the "Corporation") and _______________ ("Director").

                                    Recitals

         The following recitals are true and correct and constitute the basis of this Agreement:

                  A. The Corporation has filed with the Delaware Secretary of State a Restated Certificate of Incorporation ("Certificate of Incorporation") and has adopted bylaws ("Bylaws") providing for the indemnification of the officers, directors, agents, and employees of the Corporation to the extent authorized by the Delaware General Corporation Law, as amended (the "Delaware Law").

                  B. The Certificate of Incorporation, Bylaws, and the Delaware Law specifically provide that they are not exclusive, contemplating that contracts regarding indemnification of officers and directors may be entered into between the Corporation and its officers and the members of its board of directors ("Board of Directors").

                  C. In accordance with the authorization provided by the Delaware Law, the Corporation has purchased and presently maintains a policy or policies of directors and officers liability insurance ("D&O Insurance"), covering certain liabilities that may be incurred by the Corporation's directors and officers in the performance of services for the Corporation.

         NOW, THEREFORE, in consideration of Director's service as a Director and in order to induce Director to enter into and continue such service, the parties agree to the terms and conditions set forth below.

                                    Agreement

         1. Indemnity of Director. The Corporation agrees to hold harmless and indemnify Director to the full extent authorized by the provisions of the Delaware Law and by any other applicable law authorizing indemnification.

         2. Additional Indemnity. Subject only to the exclusions set forth in
Section 3 of this Agreement, the Corporation further agrees to hold harmless and indemnify Director:

         (a) against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending, or completed action, suit, or proceeding--whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation) to which Director is, was, or at any time becomes a party or is threatened to be made a party--by reason of the fact that Director is, was, or at any time becomes a director, officer, employee, or agent of the Corporation or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; and

         (b) otherwise to the fullest extent as may be provided to Director by the Corporation under the provisions of the Certificate of Incorporation, Bylaws, and the Delaware Law stating that the indemnification provided for is not exclusive.



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         3. Limitations on Additional Indemnity. No indemnity pursuant to
Section 2 of this Agreement shall be paid by the Corporation except:

         (a) to the extent the aggregate losses to be indemnified under Section 2 exceed the amount of such losses for which the Director is indemnified either pursuant to Section 1 of this Agreement or pursuant to any D&O Insurance purchased and maintained by the Corporation;

         (b) with respect to remuneration paid to Director, if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

         (c) on account of any suit in which judgment is rendered against a Director for an accounting of profits made from the purchase or sale by Director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law;

         (d) on account of Director's conduct finally adjudged to have been knowingly fraudulent or deliberately dishonest or as willful misconduct; or

         (e) if a decision by a court having final jurisdiction in the matter shall determine that such indemnification is not lawful.

         4. Continuation of Indemnity. All agreements and obligations of the Corporation contained in this Agreement shall continue during the period Director is a director, officer, employee, or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise) and shall continue so long as Director is subject to any possible claim or threatened, pending, or completed action, suit, or proceeding-whether civil, criminal, or investigative--by reason of the fact that Director was a director of the Corporation or serving in any other capacity referred to in this Agreement.

         5. Notification and Defense of Claim. If a claim is to be made against Corporation under this Agreement, Director will notify Corporation of the commencement such action promptly after he receives notice of the commencement of any action, suit, or proceeding. If, however Director fails to notify the Corporation, the Corporation will not be relieved from any liability that it may have to Director under this Agreement. With respect to any such action, suit, or proceeding about which Director notifies the Corporation:

         (a) The Corporation will be entitled to participate in the action suit, or proceeding at its own expense.

         (b) Except as otherwise provided below, the Corporation, with any other indemnifying party similarly notified, will be entitled to assume the defense of the action, suit, or proceeding under the guidance of legal counsel satisfactory to Director. After notice from the Corporation to Director of its election to assume the defense of the action, suit, or proceeding, the Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense of the action, suit, or proceeding other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ his own legal counsel in such action, suit, or proceeding, but the fees and expenses of such counsel



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incurred after notice from the Corporation of its assumption of the defense of, the action, suit, or proceeding shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Corporation,
(ii) Director has reasonably concluded that there may be a conflict of interest between the Corporation and Director in the conduct of the defense of such action, suit, or proceeding or (iii) the Corporation has not employed counsel to assume thedefense of such action, suit, or proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Corporation or as to which Director has concluded as in (ii) above.

         (c) The Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without written consent. The Corporation shall not settle any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on Director without Director's written consent. Neither the Corporation nor Director will unreasonably withhold its or his consent to any proposed settlement.

         6. Advancement and Repayment of Expenses. The Corporation shall advance all reasonable expenses incurred by or on behalf of Director in connection with any proceeding within 20 days after the receipt by the Corporation of a statement from Director requesting such advance, whether prior to or after final disposition of such proceeding. Director agrees to reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit, or proceeding against Director in the event that it is ultimately determined that Director is not entitled to be indemnified by the Corporation for such expenses under the provisions of the Delaware Law, the Certificate of Incorporation, Bylaws, this Agreement, or otherwise.

         7. Enforcement.

         (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation by this Agreement in order to induce Director to continue as a director of the Corporation and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

         (b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Director for all of Director's reasonable fees and expenses in pursuing such action.

         8. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement is held invalid or unenforceable for any reason, the provision shall be limited or modified in its application to the minimum extent necessary to avoid violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

         9. Rights Not Exclusive. The rights provided under this Agreement shall not be deemed exclusive of any other rights to which the Director may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity by holding such office, and shall continue after the Director ceases to serve Corporation as a Director.

         10. Term of Agreement. All agreements and obligations of the Corporation contained in this Agreement shall commence as of the time the Director first served as a director, officer, employee, or agent of the Corporation (or first served at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue as long as Director shall so serve, shall be, or could become subject to any possible proceeding or claim with respect to which Director is granted rights of indemnification or advancement of expenses under this Agreement.

         11. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

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         12. Binding Effect. This Agreement shall be binding upon Director and upon Corporation, its successors and assigns, and shall inure to the benefit of Director, his heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors, and assigns. In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Director for all of Director's reasonable fees and expenses in bringing and pursuing such action.

         13. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed as of the day and year first above written.

                               U.S. VISION, INC.



                               By:_______________________________________
                                  George E. McHenry, Jr.




                               ------------------------------------------
                               Director


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